                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            COBRA ELECTRONICS CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                         [COBRA ELECTRONICS CORP. LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 9, 1995

To the Shareholders:

     The Annual Meeting of Shareholders of Cobra Electronics Corporation (the "Company") will be held at the offices of Sidley & Austin, One First National Plaza, 55th Floor, Room 5-6 C, Chicago, Illinois on Tuesday, May 9, 1995 at 11:00 a.m. to:

        1. Elect two Class III directors of the Company to hold office until the 1998 Annual Meeting of Shareholders;

        2. Consider and vote upon a proposal to approve the 1995 Stock Option Plan; and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 7, 1995 are entitled to notice of and to vote at the meeting or any adjournments thereof. A complete, alphabetic list of such shareholders showing their addresses and the number of shares registered for each will be kept open at the offices of the Company, 6500 West Cortland Street, Chicago, Illinois 60635, for examination by any shareholder during ordinary business hours for a period of ten days prior to the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     A copy of the Annual Report for the year ended December 31, 1994, a Proxy Statement and Proxy Card accompany this notice.

                                          By order of the Board of Directors,

                                          GERALD M. LAURES
                                               Secretary

Chicago, Illinois
April 10, 1995

                         COBRA ELECTRONICS CORPORATION
                           6500 WEST CORTLAND STREET
                            CHICAGO, ILLINOIS 60635

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 9, 1995

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Cobra Electronics Corporation (the "Company") to be voted at the Company's 1995 Annual Meeting of Shareholders to be held on Tuesday, May 9, 1995 at the offices of Sidley & Austin, One First National Plaza, 55th Floor, Room 5-6 C, Chicago, Illinois at 11:00 a.m. The principal executive offices of the Company are located at 6500 West Cortland Street, Chicago, Illinois 60635. This Proxy Statement, the accompanying Proxy Card and the 1994 Annual Report were first mailed to shareholders on or about April 10, 1995.

                 RECORD DATE AND OUTSTANDING VOTING SECURITIES

     Only shareholders of record at the close of business on April 7, 1995 are entitled to notice of and to vote at the meeting. On that date the Company had outstanding 6,226,648 shares of Common Stock, par value $.33 1/3 per share. Owners of Common Stock are entitled to one vote for each share held. The Company has no other outstanding voting securities.

               REVOCATION OF PROXIES AND OTHER VOTING INFORMATION

     Proxies given pursuant to this solicitation may be revoked at any time prior to the voting thereof (by written notice to the Secretary of the Company, execution of a proxy bearing a later date which is voted at the meeting or attending the 1995 Annual Meeting of Shareholders and voting in person); once voted, however, proxies may not be retroactively revoked.

     With respect to the election of directors, a shareholder may (i) vote for the election of both nominees designated below as Class III directors, (ii) withhold authority to vote for both director nominees or (iii) vote for the election of such director nominees other than a nominee with respect to whom the shareholder withholds authority to vote by striking a line through the nominee's name on the proxy. With respect to the proposal to approve the 1995 Stock Option Plan, a shareholder may (i) vote for the proposal, (ii) vote against the proposal or (iii) abstain from voting on the proposal. All outstanding shares of Common Stock represented by properly executed and unrevoked proxies received in time for the meeting will be voted as instructed in the accompanying proxy. If no instructions are given, the shares will be voted for the election of both nominees designated below to serve as Class III directors and for approval of the 1995 Stock Option Plan.

     A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter (the "non-voted shares"). Non-voted shares will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote on the other matter and will count for purposes of determining the presence of a quorum. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Thus, if a quorum is present at the meeting, the two persons receiving the greatest number of votes will be elected to serve as Class III directors. Accordingly, non-voted shares and withholding authority to vote for a director nominee will not affect the outcome of the election of directors. If a quorum is present at the meeting, approval of the 1995 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. An abstention with respect to the proposal to approve the 1995 Stock Option Plan has the legal effect of a vote against such proposal. Non-voted shares with respect to such proposal will not affect the determination of whether the 1995 Stock Option Plan is approved.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible, each of whom serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. The terms of two of the present directors will expire at the 1995 Annual Meeting of Shareholders. Mr. Carl Korn, Chairman of the Board since 1961, and Mr. William P. Carmichael, appointed a director in 1994, have been nominated for election as Class III directors for three-year terms expiring at the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified. The terms of the other four directors will continue as indicated below.

     Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying proxy to vote such proxy for the election of Carl Korn and William P. Carmichael, the two nominees designated below, to serve as Class III directors. Management is not aware of any nominee for director to be proposed by others. If on account of death or unforeseen contingencies, either of Messrs. Korn or Carmichael should not be available for election, the persons named in the accompanying proxy reserve the right to vote such proxy for such other person or persons as may be nominated to serve as a Class III director by the management of the Company. Management has no reason to believe that any Class III nominee will be unable to serve if elected.

     The names of the Company's directors and director nominees, their principal occupations and certain biographical information relating to such persons are set forth below.

    NOMINEES AND DIRECTORS         AGE                     PRINCIPAL OCCUPATION
- ------------------------------     ----     ---------------------------------------------------
William P. Carmichael, Class III     51     Senior Vice President & Chief Accounting Officer,
  (Nominee, term, if elected,               Sara Lee Corporation, 1991-1993; retired 1993;
  expiring 1998)                            Senior Vice President & Chief Financial Officer,
                                            Beatrice Company, 1988-1990. Director since 1994.
Samuel B. Horberg, Class II          68     Vice President, Secretary and Treasurer of the
  (Term expiring in 1997)                   Company, 1985-1986; retired 1986; Vice
                                            President-Finance, Secretary and Treasurer of the
                                            Company, 1961-1985. Director since 1961.
Jerry Kalov, Class I                 59     President and Chief Executive Officer of the
  (Term expiring in 1996)                   Company, August 1986 to present; President and
                                            Chief Operating Officer of the Company, April 1985
                                            to August 1986; President, Kalov & Associates,
                                            Inc., management consultants, 1983-1985; President,
                                            Harman International Industries, Inc., 1980-1983.
                                            Director since 1985.
Carl Korn, Class III                 73     Chairman of the Board of the Company, 1961 to
  (Nominee, term, if elected,               present; President and Chief Executive Officer of
  expiring in 1998)                         the Company, 1961-1985. Director since 1961.
Gerald M. Laures, Class II           47     Vice President-Finance of the Company, since March,
  (Term expiring in 1997)                   1994; Corporate Secretary of the Company, 1989 to
                                            present; Corporate Controller of the Company
                                            1988-1994. Director since 1994.
Harold D. Schwartz, Class I          69     President, Chez & Schwartz, Inc., marketing and
  (Term expiring in 1996)                   sales consultants, 1973 to present. Director since
                                            1983.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held six meetings during fiscal year 1994. Each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of which they are members. The Board of Directors has two committees: the Audit and Finance Committee and the Compensation Committee. During fiscal year 1994, these committees met five and three times, respectively.

     The members of the Audit and Finance Committee are: Harold D. Schwartz (Chairman), William P. Carmichael, Samuel B. Horberg and Carl Korn. The Audit and Finance Committee assists the Board of Directors in fulfilling its responsibility for the accounting practices of the Company, reviews the selection of, and recommendations by, the Company's independent auditors and reviews and recommends financing plans and agreements.

     The members of the Compensation Committee are: Samuel B. Horberg (Chairman), Jerry Kalov, Carl Korn and Harold D. Schwartz. The Compensation Committee reviews the salaries of the Company's executive officers.

     The Company has no nominating or similar committee.

                           COMPENSATION OF DIRECTORS

     Effective July 1, 1994, Mr. Korn retired as an active employee of the Company. For the first six months of 1994, Mr. Korn received $52,500 in salary. For continuing in his capacity as Chairman of the Board of the Company, Mr. Korn will receive an annual retainer of $25,000. Messrs. Carmichael, Horberg and Schwartz, who are not employees of the Company, currently receive annual retainers of $10,000 and a fee of $1,000 for each Board meeting and $500 for each committee meeting attended, not to exceed one Board meeting and one committee meeting or two committee meetings on any one day. When a committee meeting occurs on the same day as a Board meeting or another committee meeting, the fee for the committee meeting or meetings is reduced to $400 for each such meeting. In addition, Messrs. Horberg and Schwartz, each of whom serves as a chairman of a committee of the Board, receives a $1,000 annual retainer. At the present time, the other directors of the Company who serve on the Board or any committee thereof receive no compensation for doing so.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As indicated above, the members of the Compensation Committee are: Samuel
B. Horberg (Chairman), Jerry Kalov, Carl Korn and Harold D. Schwartz. Mr. Horberg served as Vice President, Secretary and Treasurer of the Company from 1961 until his retirement in 1986. Mr. Kalov is the President and Chief Executive Officer of the Company. Mr. Korn is Chairman of the Board of the Company.

     During 1990, pursuant to Jerry Kalov's employment agreement dated January 1, 1988, the Company loaned him $1.25 million for the exercise of options on 375,000 shares of Common Stock. Mr. Kalov signed a promissory note with recourse, which is secured by the related shares. The promissory note was amended during 1994 to extend the due date to December 30, 1997 and to change the interest rate to the appropriate applicable federal rate, to be adjusted monthly. The interest rate was retroactively changed to conform the promissory note to the variable interest rate specified in the employment agreement. From the inception of the loan through December 31, 1994, accrued interest of $362,804 has been added to the loan balance reflecting an average interest rate of 6.6%. During fiscal 1994, the largest amount outstanding under the loan was $1,612,804 and, as of March 31, 1995, the amount outstanding was approximately $1,645,000.

                PROPOSAL 2 -- APPROVAL OF 1995 STOCK OPTION PLAN

GENERAL

     The Board of Directors is proposing for shareholder approval the Cobra Electronics Corporation 1995 Stock Option Plan (the "Plan"). The Board of Directors, recognizing that insufficient shares are available to provide further grants of stock options under existing Company plans, believes that it is in the interest of the Company to continue its longstanding practice of making stock options available to those officers and other key employees responsible for significant contributions to the Company's business. The Board of Directors believes that the equity stake in the growth and success of the Company afforded by stock options provides such employees with an incentive to continue to put forth maximum efforts in applying their talents within the Company. Accordingly, on March 7, 1995, the Board of Directors unanimously approved the Plan and directed that it be submitted for approval by the shareholders of the Company.

     The purposes of the Plan are (i) to align the interests of the Company's shareholders and the recipients of options under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success and
(ii) to advance the interests of the Company by attracting and retaining officers and other key employees. Under the Plan, the Company may grant non-qualified stock options and "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Approximately 30 officers and other key employees are eligible to participate in the Plan. On March 28, 1995, the closing sale price of a share of Common Stock on The Nasdaq Stock Market was $1.75. Reference is made to Exhibit A to this Proxy Statement for the complete text of the Plan which is summarized below.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COBRA ELECTRONICS CORPORATION 1995 STOCK OPTION PLAN.

DESCRIPTION OF THE PLAN

     Administration. The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of at least two members who are not eligible to receive discretionary awards of equity securities of the Company under any plan of the Company and who are "outside directors" within the meaning of Section 162(m) of the Code.

     Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. In order for a stock option to qualify as performance-based compensation, the following requirements must be satisfied:
(i) the option must be granted by a committee consisting solely of two or more "outside directors", (ii) the material terms under which the compensation is to be paid are approved by a majority of the corporation's shareholders, (iii) the plan under which the option is granted must state the maximum number of shares with respect to which options may be granted during a specified period to any employee and (iv) the exercise price per share of the option must not be less than the fair market value of a share on the date of grant of the option. The Committee which will administer the Plan will consist solely of "outside directors" as defined for purposes of Section 162(m) of the Code. As a result, and based on certain proposed regulations issued by the United States Department of the Treasury, compensation under the Plan that is payable with respect to options is not expected to be subject to the $1 million deduction limit under
Section 162(m) of the Code.

     Subject to the express provisions of the Plan, the Committee has the authority to select eligible officers and other key employees who will receive options and determine all of the terms and conditions of each option. All options will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. Except with respect to options granted to executive officers of the Company, the Committee may delegate some or all of its power and authority to administer the Plan to the Chief Executive Officer or other executive officer of the Company.

     Available Shares. Under the Plan, 300,000 shares of Common Stock are available for grants of options to officers and other key employees, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar event or change in capitalization. To the extent shares subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock will again be available under the Plan. The maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person is 100,000, subject to adjustment as described above.

     Effective Date, Termination and Amendment. If approved by shareholders, the Plan will become effective as of March 7, 1995 (the date the Plan was approved by the Board of Directors) and will terminate on March 7, 2005, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation.

     Exercise of Stock Options. The period for the exercise of a non-qualified stock option will be determined by the Committee. The exercise price of a non-qualified option will not be less than the fair market value of the Common Stock on the date of grant of such option. No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on the date of grant of such option, unless the recipient of the incentive stock option is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value. Upon exercise of an option, the purchase price may be paid in cash or by delivery of previously owned whole shares of Common Stock.

     Termination of Employment. In the event of termination of employment by reason of death, each non-qualified stock option will be exercisable only to the extent that such option is exercisable on the date of death, and may thereafter be exercised for a period of no more than one year (or such other period as determined by the Committee) after the date of death, but in no event after the expiration of such option. In the event of termination of employment for any reason other than death, each non-qualified stock option will be exercisable only to the extent that such option is exercisable on the date of such termination of employment, and may thereafter be exercised for a period of no more than six months (or such other period as determined by the Committee) after the date of such termination of employment, but in no event after the expiration of such option. If an optionee dies during the six-month period (or such other period as determined by the Committee) following termination of employment for any reason other than death, each non-qualified stock option will be exercisable only to the extent that such option is exercisable on the date of death, and may thereafter be exercised for a period of no more than six months (or such other period as determined by the Committee) after the date of death, but in no event after the expiration of such option.

     In the event of a termination of employment by reason of death or permanent and total disability (as defined in Section 22(e)(3) of the Code), each incentive stock option will be exercisable only to the extent that such option is exercisable on the date of such termination of employment, and may thereafter be exercised for a period of no more than one year (or such shorter period as determined by the Committee) after such termination of employment, but in no event after the expiration of the incentive stock option. In the event of a termination of employment for any reason other than death or permanent and total disability, each incentive stock option will be exercisable only to the extent that such option is exercisable on the date of such termination of employment, and may thereafter be exercised for a period of no more than three months after such termination of employment, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the one-year period (or such shorter period as determined by the Committee) following termination of employment by reason of permanent and total disability, or during the three-month period following termination of employment for any other reason, each incentive stock option will be exercisable only to the extent that such option is exercisable on the date of death, and may thereafter be exercised for a period of no more than six months (or such shorter period as determined by the Committee) after the date of death, but in no event after expiration of the incentive stock option.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to options granted under the Plan.

     A participant will not recognize any income upon the grant of an option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to the beneficial ownership of Common Stock, as of February 28, 1995, of each of the Company's directors, director nominees, and each executive officer of the Company who is not a director and whose annual salary and bonus exceeded $100,000 during fiscal year 1994 and the Company's directors and executive officers as a group.

                                                        AMOUNT AND NATURE     PERCENT OF
                                                          OF BENEFICIAL      OUTSTANDING
                             NAME                         OWNERSHIP(1)       COMMON STOCK
          -------------------------------------------   -----------------    ------------
          William P. Carmichael.......................          10,000               *
          Samuel B. Horberg...........................          16,500               *
          Jerry Kalov.................................         753,746(2)         11.4%
          Carl Korn...................................         267,183(3)          4.3%
          Gerald M. Laures............................          18,525(4)            *
          Harold D. Schwartz..........................          37,354(5)            *
          Fred Hackendahl.............................         110,375(6)          1.7%
          All directors, director nominees and
           executive officers as a group (8 persons)..       1,253,683(7)         18.7%

- ------------
     * Less than 1% of the outstanding Common Stock.

(1) Except as otherwise disclosed, beneficial ownership includes both sole investment and voting power with respect to the shares indicated.

(2) The amount includes 363,746 shares, which Mr. Kalov may acquire pursuant to the exercise of stock options.

(3) The amount shown includes 57,785 shares held by the Carl and Frances Korn Foundation with respect to which Mr. Korn has sole investment and voting power.

(4) The amount includes 14,125 shares, which Mr. Laures may acquire pursuant to the exercise of stock options.

(5) The amount shown represents 30,195 shares owned by Chez & Schwartz, Inc. Profit Sharing Trust and 2,000 shares held by the Chez & Schwartz Pension Plan, as to both of which Mr. Schwartz is the sole beneficiary, and 159 shares owned by Chez & Schwartz, Inc., of which Mr. Schwartz is President and sole shareholder.

(6) The amount includes 95,375 shares, which Mr. Hackendahl may acquire pursuant to the exercise of stock options. Effective December 31, 1994, Mr. Hackendahl left the employ of the Company.

(7) The amount includes 473,246 shares, which such directors and executive officers may acquire pursuant to the exercise of stock options.

     Other than Mr. Kalov, 6500 West Cortland Street, Chicago, Illinois 60635, to the knowledge of the Company, as of December 31, 1994, the only beneficial owners of more than 5% of the outstanding shares of Common Stock are as follows:

                                 AMOUNT AND NATURE     PERCENT OF
                                   OF BENEFICIAL      OUTSTANDING
       NAME AND ADDRESS            OWNERSHIP(1)       COMMON STOCK
- ------------------------------   -----------------    ------------
Dimensional Fund Advisors.....        426,750              6.9%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Brinson Partners, Inc. .......        334,600              5.4%
Three First National Plaza
Chicago, IL 60602
Heartland Advisors, Inc. .....        325,000              5.2%
790 N. Milwaukee St.
Milwaukee, WI 53202

- ------------
(1) Beneficial ownership includes both sole investment and voting power with respect to the shares indicated.

                             EXECUTIVE COMPENSATION

                       ANNUAL AND LONG-TERM COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1993 and 1992 for (i) the chief executive officer of the Company and
(ii) each other executive officer of the Company whose annual salary and bonus exceeded $100,000 during fiscal year 1994 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                  ANNUAL COMPENSATION           ------------
                                            --------------------------------     SECURITIES
                                                                OTHER ANNUAL     UNDERLYING      ALL OTHER
                                            SALARY     BONUS    COMPENSATION    OPTIONS/SARS    COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR      ($)       ($)        (2)($)           (#)            (3)($)
- ----------------------------------  ----    -------    -----    ------------    ------------    ------------
Jerry Kalov.......................  1994    300,000      -0-         5,500         170,986          3,883
  President and Chief Executive     1993    311,519      -0-         5,500             -0-          2,312
  Officer                           1992    345,074      -0-       169,443             -0-         11,616
Fred Hackendahl(1)................  1994    134,461      -0-         2,750             -0-          3,466
  Vice President                    1993    175,210      -0-         5,500          29,500          1,541
                                    1992    190,000      -0-         5,500          15,000          9,422
Gerald M. Laures..................  1994    102,404      -0-           -0-          25,000          2,549
  Vice President-Finance and        1993     94,615      -0-           -0-          14,500            848
  Corporate Secretary               1992     98,995    5,000           -0-             -0-          5,043

- ------------
(1) Effective December 31, 1994, Mr. Hackendahl left the employ of the Company.

(2) All amounts indicated for Named Officers relate to reimbursements for taxes owed for certain perquisites. For Mr. Kalov, in addition to such similar tax reimbursements in 1994, 1993 and 1992, 1992's figure also includes a reimbursement of $163,943 for taxes owed by him resulting from the vesting and exercise of options to purchase 375,000 shares of Common Stock granted to him when he joined the Company in April 1985. Under the terms of this grant, the Company was obligated to pay any taxes owed by him resulting from the vesting and exercise of the options.

(3) The amounts represent the Company's contributions under The Cobra Electronics Corporation Profit Sharing and 401(k) Incentive Savings Plan. For 1994 and 1993, these amounts represent only the Company's required matching contribution to the Plan in an amount equal to a certain percentage of the amount contributed by the Named Officers. In addition to required matching contributions, the 1992 amounts include profit sharing contributions made by the Company pursuant to the Plan.

                        STOCK OPTION/SAR GRANTS IN 1994

     Shown below is information with respect to grants during fiscal year 1994 to the Named Officers of options to purchase Common Stock of the Company. No stock appreciation rights ("SARs") were granted in 1994.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE OF ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                            PERCENTAGE OF                                   PRICE APPRECIATION
                            SECURITIES     TOTAL OPTIONS/                                           FOR
                            UNDERLYING      SARS GRANTED      EXERCISE OR                       OPTION TERM
                           OPTIONS/SARS    TO EMPLOYEES IN    BASE PRICE     EXPIRATION    ---------------------
          NAME              GRANTED(#)          1994           ($/SHARE)        DATE        5%($)        10%($)
- ------------------------   ------------    ---------------    -----------    ----------    -------      --------
Jerry Kalov.............       70,986(1)        16.5%           $ 2.875        12/31/97    $40,616      $ 86,847
                              100,000(1)        23.3%             2.625         5/08/98     56,570       121,826
Fred Hackendahl(2)......           --              --                --              --         --            --
Gerald M. Laures........       25,000(3)         5.8%              2.50         3/01/99     17,268        38,157

- ------------
(1) Option is exercisable on the date of grant as to 25% of the shares subject to such option. Thereafter, option becomes exercisable in annual 25% increments commencing twelve months after the date of grant.

(2) Effective December 31, 1994, Mr. Hackendahl left the employ of the Company.

(3) Option becomes exercisable in annual 25% increments commencing twelve months after the date of grant.

                       FISCAL YEAR-END OPTION/SAR VALUES

     Shown below is information with respect to unexercised options to purchase Common Stock of the Company held by the Named Officers. None of the Named Officers exercised any stock options during fiscal year 1994.

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                    OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/SARS
                                                  DECEMBER 31, 1994(#)           AT DECEMBER 31, 1994($)(2)
                                             ------------------------------    ------------------------------
                   NAME                      EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
- ------------------------------------------   -----------      -------------    -----------      -------------
Jerry Kalov...............................     299,546           192,440          $  --             $  --
Fred Hackendahl(1)........................      95,375            29,625             --                --
Gerald M. Laures..........................      14,125            35,875             --                --

- ------------
(1) Effective December 31, 1994, Mr. Hackendahl left the employ of the Company. All unexercisable options terminated upon Mr. Hackendahl's cessation of employment.

(2) Based on the closing price on The Nasdaq Stock Market on that date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     As members of the Compensation Committee, it is our duty to administer the Company's various incentive plans, including its stock incentive plans and annual bonus plan. In addition, the Committee reviews with the Board of Directors in detail all aspects of compensation for the Named Officers.

     The compensation policy of the Company, which is endorsed by the Committee, is designed to align the interests of the Company's executive officers and key employees with that of the Company's shareholders and to advance the interests of the Company and its shareholders by attracting and retaining well-qualified executive officers and key employees. Therefore, it is the Company's policy that a substantial portion of the incentive compensation of each Named Officer relates to and must be contingent upon the performance of the

Company, as well as the individual contribution of each officer. When considering the compensation of the Company's executive officers, the Committee considers the following factors: (a) Company performance; (b) the individual performance of each executive officer; (c) compensation levels for similar positions at comparable companies; (d) the recommendations of the Chief Executive Officer; and (e) in the case of Mr. Kalov, the terms of his ten-year employment agreement with the Company dated January 1, 1988, as amended (the "Employment Agreement").

     Mr. Kalov's salary is determined pursuant to his Employment Agreement described below. For the other Named Officers, base salaries are set at competitive levels. Salary increases and bonuses are paid based upon both the performance of the entire Company and individual performance. The Committee does not assign any specific weight to any measure of Company or individual performance. For 1994, performance objectives were based primarily on the Company's 1994 net income. Primarily because the Company incurred a net loss in 1994, no bonuses were awarded to the Named Officers for 1994.

     Also, from time to time, the Committee may recommend to the Board of Directors that certain key employees be granted options to purchase the Company's Common Stock. The exercise price of each option granted is generally equal to 100% of the fair market value of the shares on the date of grant and options granted are generally exercisable in part from time to time commencing twelve months after the grant date, generally in an amount equal to 25% of the total number of shares covered during each successive twelve-month period. The Committee believes that such grants are an important way to link directly the financial interests of key employees with those of the Company's shareholders. In fiscal year 1994, Mr. Kalov received options to purchase 70,986 shares of Common Stock at the exercise price of $2.875 per share and options to purchase 100,000 shares of Common Stock at the exercise price of $2.625 per share. Mr. Laures received an option to purchase 25,000 shares of Common Stock at the exercise price of $2.50 per share.

     The 70,986 option shares were granted to Mr. Kalov pursuant to the Employment Agreement. This requires the Company to grant options to compensate Mr. Kalov for additional income taxes that may be payable by him upon the future exercise of options granted to him under the terms of the Employment Agreement, resulting from an increase in Mr. Kalov's marginal income tax rate--due to changes in Federal, state and local tax rates--above the marginal rate set forth in the Employment Agreement.

     The 100,000 option shares were granted to Mr. Kalov in lieu of future salary increases as stipulated in the Employment Agreement. Under the terms of the Employment Agreement, Mr. Kalov is entitled to annual increases in salary equal to the annual percentage increase for the prior year in the Consumer Price Index For All Items For All Urban Consumers Respecting Chicago, Illinois. Mr. Kalov waived his rights to the January 1, 1992, 1993 and 1994 increases and requested that the Company amend the Employment Agreement to lower his annual salary for 1994 and future years to the $300,000 annual salary in effect as of January 1, 1988, the effective date of the Employment Agreement.

     With respect to bonus awards, the Employment Agreement requires that Mr. Kalov be paid an annual bonus equal to 4% of the Company's consolidated pretax accounting income, if any. The bonus percentage was increased from 1.5% in lieu of future salary increases as discussed above.

     The foregoing report has been furnished by:

                    Mr. Horberg (Chairman)       Mr. Kalov
                    Mr. Korn                     Mr. Schwartz

                               PERFORMANCE GRAPH

     The following Performance Graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Company's Common Stock for the five-year period, December 31, 1989 to December 31, 1994, with the percentage change in the cumulative total return for The Nasdaq Stock Market (U.S. Companies), which includes the Company, and a peer group of companies selected by the Company (the "Peer Group").

     Companies used to construct the Peer Group index include the following:
Cincinnati Microwave, Inc., Code Alarm, Koss Corporation and Zenith Electronics Corporation. In selecting companies for the Peer Group, the Company focused on publicly traded companies that design and market electronics products, which have characteristics similar to that of the Company's in terms of one or more of the following: type of product, end market, distribution channels, sourcing or sales volume.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            COBRA          NASDAQ        PEER GROUP
1989                                    100.00          100.00          100.00
1990                                    41.270          84.918          41.950
1991                                    42.859         136.277          47.349
1992                                    55.558         158.579          43.661
1993                                    33.335         180.933          69.469
1994                                    23.811         176.916          84.544

     The graph assumes $100 invested on December 31, 1989 in each of the Company's Common Stock, The Nasdaq Stock Market (U.S. Companies) and the Peer Group. Reinvestment of dividends, if any, has been assumed and, with respect to each Company in the Peer Group, the returns of such Company have been weighted to reflect stock market capitalization at the beginning of each period indicated on the Performance Graph. The graph was plotted using the following data:

                                      1989       1990        1991        1992        1993        1994
                                    --------    -------    --------    --------    --------    --------
Cobra............................   $100.000    $41.270    $ 42.859    $ 55.558    $ 33.335    $ 23.811
NASDAQ...........................    100.000     84.918     136.277     158.579     180.933     176.916
Peer Group.......................    100.000     41.950      47.349      43.661      69.469      84.544

     Note: Sources include The Nasdaq Stock Market, CDA Investment Technologies,
           Inc. and Standard & Poor's Corporation.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Jerry Kalov and Fred Hackendahl.

     The Company's employment agreement with Jerry Kalov provides that, subject to certain conditions, Mr. Kalov will be entitled to a lump sum payment equal to 450 percent of Mr. Kalov's base salary for the calendar year immediately preceding a change of control of the Company in addition to certain provisions with respect to the performance of the Company. In addition, under the terms of Mr. Kalov's agreement, the Company is obligated to make payments to him or his designated beneficiary beginning at the earlier of the date on which Mr. Kalov reaches age 62 or his employment with the Company is terminated. In either such event, the Company is to make payments for a period of 15 years in an amount equal to 60% of the average of Mr. Kalov's salary (including bonus) for the five years during which he received the highest compensation within the ten-year period preceding the earlier of Mr. Kalov's attaining age 62 or termination of employment. The deferred payments are limited to a minimum of $252,272 and a maximum of $326,477. The obligation of the Company to make such payments is irrevocable in the case of death, permanent disability or termination following a change of control of the Company. Otherwise, Mr. Kalov's interest in such payments is not fully vested until 1997. Mr. Kalov's agreement also requires the Company to pay him an annual salary of $300,000 and an annual bonus equal to 4% of the Company's pretax accounting income, if any. Under the terms of the deferred compensation arrangement described above and based upon actual compensation paid through fiscal year 1994, Mr. Kalov would be entitled to annual payments of $252,272 upon attaining age 62.

     The Company also has an employment agreement with Fred Hackendahl that ended with his resignation effective December 31, 1994. The agreement contained a deferred compensation arrangement with terms similar to those for Mr. Kalov except the proposed payments for Mr. Hackendahl are for a period of 10 years and based on 50% of average base salary and bonus. Upon attaining age 62, Mr. Hackendahl will receive annual payments of $67,885.

                                    AUDITORS

     As a result of a bidding process to select an auditor for fiscal year 1994, on July 19, 1994, the Company's Board of Directors informed Arthur Andersen & Co. ("Andersen"), the Company's independent accountants for fiscal year 1993, that Andersen would not be retained for fiscal year 1994. The decision to change independent accountants was recommended to the Board of Directors by its Audit and Finance Committee. Andersen's report on the Company's financial statements for fiscal years 1993 and 1992 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     Andersen informed the Company that Andersen believed that two disagreements occurred in connection with its audit of the Company's financial statements for the year ended December 31, 1993, that if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreements in its auditor's report on the Company's financial statements. These two disagreements were as follows:

     1) In connection with Andersen's audit of the Company's December 31, 1993 financial statements, Andersen observed conditions that raised a question about the Company's ability to continue in existence as a going concern. As part of its audit procedures, consistent with Statement of Auditing Standards No. 59, Andersen requested the Company's 1994 financial plan ("Plan"). Andersen was provided with the Company's Plan but requested that the Company provide a revised Plan. A revised Plan was provided promptly; however, the Company questioned Andersen's need for a revised Plan in light of all of the other information the Company provided to Andersen. As a result, Andersen viewed this matter as a disagreement as defined under Item 304 of Regulation S-K adopted by the Securities and Exchange Commission. The matter was resolved to Andersen's satisfaction prior to the issuance of the Company's December 31, 1993 financial statements.

     2) In connection with Andersen's audit of the Company's December 31, 1993 financial statements, Andersen disagreed with the Company regarding its classification of the Company's debt as non-current. Andersen indicated that because of various factors, including the existence of a material adverse change clause in the debt agreement, current classification of the Company's bank debt as of December 31, 1993 would be appropriate. At that time, the Company believed that its bank debt could be classified as non-current with appropriate financial statement disclosure. After reviewing the information presented by Andersen with respect to the effect of the material adverse change clause on debt classification, the Company agreed with Andersen. Andersen viewed this discussion as a disagreement as defined under Item 304 of Regulation S-K. The disagreement was resolved to Andersen's satisfaction prior to the issuance of the Company's December 31, 1993 financial statements in which the debt was classified as a current liability.

     Both of these matters were discussed between Andersen and the Audit Committee of the Board of Directors. The Company believes that there were no disagreements with Andersen within the meaning of Item 304 of Regulation S-K because Instruction 4 of Item 304 specifically excludes as disagreements "initial differences of opinion based on incomplete facts or preliminary information that were later resolved to the former accountant's satisfaction by, and providing the Company and the accountant do not continue to have a difference of opinion upon, obtaining additional relevant facts or information." The Company believes that each disagreement identified by Andersen was resolved to the satisfaction of Andersen, that there was no continuing difference of opinion between the Company and Andersen and that each "disagreement" was resolved upon the Company's obtaining additional relevant facts and information from Andersen.

     On August 15, 1994, the Company engaged Deloitte & Touche LLP as its independent accountant for fiscal year 1994. The decision to engage Deloitte & Touche LLP was recommended to the Board of Directors by the Company's Audit and Finance Committee. Deloitte & Touche LLP has also been selected by the Board of Directors to serve as the Company's independent accountants for 1995. A representative of Deloitte & Touche LLP will be present at the 1995 Annual Meeting of Shareholders and will be given an opportunity to make a statement and to respond to appropriate questions from shareholders.

                             SECTION 16(A) REPORTS

     Based solely on a review of copies of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company by persons who were, at any time during 1994, directors or executive officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, no such persons failed to file on a timely basis reports required by such Section 16 during or with respect to 1994, except that: William P. Carmichael failed to file on a timely basis an initial statement on Form 3, upon his appointment as a director of the Company, and a statement on Form 4 relating to one transaction; and Stephen M. Yanklowitz failed to file on a timely basis an initial statement on Form 3 upon his appointment as chief operating officer.

               SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders, currently scheduled for May 14, 1996, must be received by the Secretary of the Company not later than December 12, 1995, in order to be considered for inclusion in the proxy statement and proxy relating to that meeting.

                    REQUEST TO VOTE, SIGN AND RETURN PROXIES

     Whether or not you plan to attend the Annual Meeting of Shareholders on May 9, 1995, please mark, sign, date and return the enclosed proxy as soon as possible in the enclosed postage-paid envelope.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than the election of Class III directors and the vote on the 1995 Stock Option Plan, that may be brought before the 1995 Annual Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters. In addition to use of the mails, the Company may also solicit proxies by telephone, telegraph or similar means. The Company's registrar and transfer agent, American Stock Transfer & Trust Company, will assist the Company in its solicitation of proxies and will not receive any additional fee for its services. Other than American Stock Transfer & Trust Company, no specially engaged employees or paid solicitors will be used in this solicitation, the expenses of which will be paid by the Company (such expenses are not expected to exceed the amount normally expended for an uncontested solicitation in connection with an election of directors). Officers and other regular employees of the Company will not receive any additional compensation in connection with this solicitation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE AND INFORMATION CONCERNING EXECUTIVE OFFICERS OF THE COMPANY, WILL BE FURNISHED WITHOUT CHARGE, BY FIRST CLASS MAIL, UPON THE WRITTEN OR ORAL REQUEST OF ANY SHAREHOLDER, INCLUDING ANY BENEFICIAL OWNER ENTITLED TO VOTE AT THE MEETING DIRECTED TO THE ATTENTION OF GERALD M. LAURES, THE COMPANY'S SECRETARY, 6500 WEST CORTLAND STREET, CHICAGO, ILLINOIS 60635, TELEPHONE: (312) 889-8870.

                                        By order of the Board of Directors,

                                        GERALD M. LAURES
                                             Secretary
                                             Cobra Electronics Corporation
Chicago, Illinois
April 10, 1995

                                                                       EXHIBIT A

                         COBRA ELECTRONICS CORPORATION
                             1995 STOCK OPTION PLAN

                                I. INTRODUCTION

1.1 PURPOSES. The purposes of the 1995 Stock Option Plan (the "Plan") of Cobra Electronics Corporation (the "Company") and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") are to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and other key employees. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.2 ADMINISTRATION. This Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board") consisting of at least two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), subject to any transition rules applicable to the definition of outside director.

     The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the number of shares of common stock, $.33 1/3 par value, of the Company ("Common Stock") subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties. Each option hereunder shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions applicable to such option.

     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an option under this Plan to any person who is a "covered employee" within the meaning of
Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an option granted hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

1.3 ELIGIBILITY. Participants in this Plan shall consist of such officers or other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.4 SHARES AVAILABLE. Subject to adjustment as provided in Section 3.7, 300,000 shares of Common Stock shall be available for grants of options under this Plan. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery of shares of Common Stock to pay all or a portion of the exercise price of such option or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock shall again be available under this Plan.

     Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise, or a combination thereof.

     To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 100,000, subject to adjustment as provided in Section 3.7.

                               II. STOCK OPTIONS

2.1 GRANTS OF STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the closing price of a share of Common Stock on the NASDAQ National Market System on the date as of which such value is being determined or, if there shall be no closing price on such date, on the next preceding date for which a closing price was reported; provided, however, that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

2.2 TERMS OF STOCK OPTIONS. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

     (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of any option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option.

     (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

     (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

2.3 TERMINATION OF EMPLOYMENT.

     (a) Death. Subject to paragraph (d) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment by the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     (b) Other Termination. Subject to paragraph (d) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates for any reason other than death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of
(i) the date which is six months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

     (c) Death Following Termination of Employment. Subject to paragraph (d) below and unless otherwise specified in the Agreement relating to an option, if an optionee dies during the six-month period (or such other period as set forth in the Agreement relating to such option) following termination of employment for any other reason other than death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is six months (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     (d) Termination of Employment--Incentive Stock Options. If the employment with the Company of a holder of an incentive stock option terminates by reason of death or Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death or on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, as the case may be, and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person) until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death or the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, as the case may be, and
(ii) the expiration date of the term of such option.

     If the employment with the Company of a holder of an incentive stock option terminates for any reason other than death or Permanent and Total Disability, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

     If the holder of an incentive stock option dies during the one-year period following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an incentive stock option dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is six months (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                                  III. GENERAL

3.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1995 Annual Meeting of Stockholders, shall become effective as of the date of approval by the Board. This Plan shall terminate ten years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

     Options may be granted hereunder at any time prior to the termination of this Plan, provided that no option may be granted later than ten years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any options granted hereunder shall be void and of no force or effect.

3.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

3.3 AGREEMENT. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

3.4 NON-TRANSFERABILITY. No option shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to an option. Each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, such option and all rights thereunder shall immediately become null and void.

3.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that the optionee may satisfy any obligation to withhold or pay taxes arising on any date (the "Tax Date") in connection with the option in the amount necessary to satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and that in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the optionee's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

3.6 RESTRICTIONS ON SHARES. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

3.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

3.8 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

3.9 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

3.10 GOVERNING LAW. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

ADOPTED BY BOARD OF DIRECTORS ON MARCH 7, 1995.

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
                                                               PROXY

                                                   COBRA ELECTRONICS CORPORATION

                                              6500 WEST CORTLAND, CHICAGO, IL  60635

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Jerry Kalov and Gerald M. Laures as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Cobra
Electronics Corporation held of record by the undersigned on April 7, 1995 at the Annual Meeting of Shareholders to be held on May
9, 1995, or any adjournments thereof.

                                                  (TO BE SIGNED ON REVERSE SIDE)



[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                             WITHHOLD AUTHORITY
                    FOR          TO VOTE
                   VOTE            FOR                                                                       FOR   AGAINST   ABSTAIN
1. Election of      [ ]            [ ]                          2. Approval of 1995 Stock Option Plan.       [ ]     [ ]       [ ]
   Directors.
                                                                3. In their discretion, the Proxies are authorized to vote upon such
NOMINEES: Carl Korn                                                other business as may properly come before the meeting.
          William P. Carmichael

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER         THIS PROXY, WHEN PROPERLY EXECUTED BELOW, WILL BE VOTED IN THE
PERSON, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)              MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
                                                                DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
                                                                NOMINEES LISTED IN ITEM (1) AND FOR ITEM (2).

                                                                THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE BOARD'S
                                                                NOMINEES TO THE BOARD OF DIRECTORS AND FOR APPROVAL OF THE 1995
                                                                STOCK OPTION PLAN.

                                                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                                                ENCLOSED ENVELOPE.


                                                                 SIGNATURE
SIGNATURE _________________________________ DATE ______________  (if held jointly) _________________________________ DATE __________
NOTE:  Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or as guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in the partnership name by an authorized person.
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